UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2016

AXSOME THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor

New York, New York 10004

(Address of principal executive offices)

(212) 332-3241

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 9, 2016 (the “Effective Date”), Axsome Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”).

The Loan Agreement established a term loan facility in the aggregate principal amount of up to $20,000,000 (the “Term Loan”). An initial $10,000,000 (the “Term A Loan Advance”) will be funded to the Company subsequent to the Effective Date but no later than November 15, 2016. Availability of $5,000,000 under the second term advance (the “Term B Loan Advance”) is conditioned upon the achievement of both a clinical and financial milestone (the “Milestone Event” and the “Equity Event”, respectively, and together, the “Term B Event”) on or prior to November 9, 2017. The Milestone Event requires the Company’s receipt of positive interim results of the Company’s Phase 3 clinical trial of AXS-02 in complex regional pain syndrome (the “CREATE-1 Study”), while the Equity Event requires that the Company receive unrestricted and unencumbered net cash proceeds of at least $30,000,000 from the issuance and sale by the Company of its equity securities to investors. Availability of $5,000,000 under the third term advance (the “Term C Loan Advance” and collectively with the Term A Loan Advance and the Term B Loan Advance, the “Loan Advances”) is tied to achievement of the Term B Event, as well as the Company’s receipt of positive data with respect to the Company’s CREATE-1 Study by December 31, 2017 sufficient to file a new drug application with the U.S. Food and Drug Administration.

The Loan Advances mature on November 1, 2020 and have an interest-only monthly payment period of 12 months after the Effective Date, which may be extended to 18 months upon receipt by the Company of the Term B Loan Advance.  Following the interest-only payment period, the Company will begin making monthly payments of principal and interest until the maturity date.  Interest will accrue on the unpaid principal balance of the outstanding Loan Advances at a floating per annum rate of 4.50% above the prime rate.

Subject to certain exceptions, the Loan Agreement contains covenants prohibiting the Company from, among other things: (a) conveying, selling, leasing, transferring or otherwise disposing of its properties or assets; (b) liquidating or dissolving; (c) engaging in any business other than the business currently engaged in or reasonably related thereto by it or any of its subsidiaries; (d) engaging in business combinations or acquisitions; (e) incurrence of additional indebtedness; (f) allowing any lien or encumbrance on any of its property; (g) paying any dividends; and (h) making payment on subordinated debt.

The Term Loan is secured by a first priority perfected security interest in substantially all of the assets of Company, excluding the intellectual property of the Company and any interest greater than 65% of the issued and outstanding shares of capital stock owned by the Company of its Australian and UK subsidiaries, whether currently owned or hereafter acquired. Under the Loan Agreement, the Company and its subsidiaries may not grant a security interest in their intellectual property to any party.

In connection with the Loan Agreement, the Company issued to SVB and Life Sciences Loans, LLC (each, a “Holder”) a warrant, dated November 9, 2016 (individually a “Warrant”, and collectively, the “Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a price per share equal to $7.408333. Each of the Warrants are exercisable for 32,614 shares of Common Stock (the “Initial Shares”) upon the Effective Date of the Loan Agreement. Each of the Warrants further provides that it shall automatically become exercisable for an additional 6,989 shares of Common Stock upon the making of the Term B Loan Advance, and for an additional 6,988 shares of Common Stock upon the making of the Term C Loan Advance. Each Holder may exercise any portion of the Warrant by cash exercise or a cashless exercise as determined on a net issuance basis.  The Warrants are exercisable until November 8, 2023 and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date and if the then-current fair market value of one share of Common Stock is greater than the exercise price then in effect.

The foregoing descriptions of the Warrants and the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Warrants and the Loan Agreement, copies of which are filed as Exhibits 4.1 and 4.2, and 10.1, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrants set forth under Item 1.01 of this Form 8-K are incorporated by reference in this Item 3.02. The Company issued to each Holder a Warrant in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended  (the “Securities Act”). The Company relied on this exemption from registration based in part on the representations made by each Holder, including the representations with respect to each Holder’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Holder’s investment intent.

Item 8.01.  Other Events.

On November 10, 2016, the Company issued a press release announcing the signing of the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description of Exhibit
4.1	Warrant Agreement between Axsome Therapeutics, Inc. and Silicon Valley Bank, dated November 9, 2016.
4.2	Warrant Agreement between Axsome Therapeutics, Inc. and Life Sciences Loans, LLC, dated November 9, 2016.
10.1	Loan and Security Agreement, dated as of November 9, 2016, by and between Axsome Therapeutics, Inc., and Silicon Valley Bank.
99.1	Axsome Therapeutics, Inc. Press Release dated November 10, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXSOME THERAPEUTICS, INC.

Date: November 10, 2016	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	Chief Executive Officer